                                                                   Exhibit 10.22


                                 Bills of Sale
                                 -------------

        Attached is the Bill of Sale dated as of April 4, 1994 by the Company. Substantially identical Bills of Sale were executed by American Western, Poly-tech and Rhino-X on the same date.

                                  Bill of Sale
                                  ------------

        KNOW ALL MEN BY THESE PRESENTS THAT Carlisle Plastics, Inc. ("Seller"), for and in consideration of the sum of $14,285,375 (the "Net Proceeds"), such Net Proceeds being at least equal to the fair value of the hereinafter defined Equipment, as determined by the Board of Directors of Seller and other good and valuable consideration, in hand paid by GENERAL ELECTRIC CAPITAL CORPORATION, as Agent for itself and certain Participants ("Purchaser"), the receipt of which is hereby acknowledged, grants, bargains, sells, conveys, transfers and delivers all right, title and interest unto Purchaser, its successors and assigns forever to (i) the property described on Schedule A attached hereto and made a part hereof, and (ii) all Equipment (as defined in any bill of sale executed by any of Carlisle Plastics, Inc. or any subsidiary of Carlisle Plastics, Inc. in favor of Purchaser in connection with the Equipment Lease Agreement dated as of April 4, 1994, between Carlisle Plastics, Inc. and General Electric Capital Corporation, as Agent for itself and certain Participants), listed on Schedule A to such bill of sale as to which it may be determined after the date hereof was in fact owned by Seller on the date hereof (collectively, the "Equipment"), free and clear of any and all liens, claims, charges and encumbrances, together with all of Seller's right, title and interest in, under and to all product support, warranty and indemnification rights and software and software licenses held by Seller in connection with such Equipment.

        Seller does hereby agree to and with Purchaser, its successors and assigns, to warrant and defend title to the aforesaid Equipment hereby sold unto Purchaser, its successors and assigns against all and every person and persons whomsoever.

        Seller hereby represents and warrants to Purchaser that: (i) Seller is the record and beneficial owner of such Equipment, (ii) that Seller has full right, power and authority to sell the Equipment and to make this Bill of Sale, and (iii) the Equipment has been fully paid for.

        Seller, for itself and its successors and assigns further covenants and agrees to do, execute and deliver, or to cause to be done, executed or delivered, all such further acts, transfers and assurances, for the better assuring, conveying and confirming unto Purchaser and its successors and assigns the rights and interests in the Equipment hereby bargained, sold, assigned, transferred, set over and conveyed, as Purchaser and its successors and assigns shall reasonably request.

        This Bill of Sale and the representations, warranties and covenants herein contained shall inure to the benefit of Purchaser and its successors and assigns, shall be binding upon Seller and its successors, assigns and transferees, and shall survive the execution and delivery hereof.

        IN WITNESS WHEREOF, Seller has hereunto set its hand by an officer as of this 4th day of April, 1994.

                              CARLISLE PLASTICS, INC.

                              By:/s/ Rajiv P. Bhatt
                                 ----------------------------------

                              Title: Chief Financial Officer
                                     ------------------------------